Exhibit 4.3.10


                      AMENDMENT NO. 10 TO CREDIT AGREEMENT



     THIS AMENDMENT NO. 10 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of December, 2002, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, EACH OF THE LENDERS SIGNATORY HERETO and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000 ("Amendment No. 1"), Amendment No. 2 to Credit Agreement dated as of December 12, 2000 ("Amendment No. 2"), Waiver and Amendment No. 3 to Credit Agreement dated as of April 23, 2001 ("Amendment No. 3"), Amendment No. 4 to Credit Agreement dated as of June 28, 2001 ("Amendment No. 4"), Amendment No. 5 to Credit Agreement dated as of August 10, 2001 ("Amendment No. 5"), Amendment No. 6 to Credit Agreement dated as of September 25, 2001 ("Amendment No. 6"), Amendment No. 7 to Credit Agreement dated as of October 25, 2001 ("Amendment No. 7"), Amendment No. 8 to Credit Agreement dated as of November 9, 2001 ("Amendment No. 8") and Amendment No. 9 to Credit Agreement dated as of February 27, 2002 ("Amendment No. 9" and, together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and Amendment No. 8, the "Prior Amendments"; such Credit Agreement as heretofore amended, the "Existing Credit Agreement"); and

     WHEREAS, the Borrower has requested the Agent and the Lenders to amend the Existing Credit Agreement to extend the Stated Termination Date to May 30, 2003, and to provide certain additional reporting requirements, as hereinafter set forth, and the Agent and the Lenders are agreeable to such amendments;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1. Definitions. The term "Credit Agreement" as used herein and in the other Loan Documents shall mean the Existing Credit Agreement as previously and as hereby amended and as from time to time further amended, modified, supplemented or redacted. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

     2. Amendments to Credit Agreement. The Existing Credit Agreement is hereby amended as follows, effective as of the date hereof:

          (a) The definition of "Stated Termination Date" in Section 1.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:


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               " `Stated Termination Date' means May 30, 2003."

          (b) Section 9.1 of the Credit Agreement is amended by adding the following subsection (m), immediately after subsection (l) and before the last sentence of Section 9.1:

               "(m) On or before January 22, 2003, the Borrower shall deliver to the Agent and each Lender a detailed recapitalization proposal which shall have been approved by the Borrower's board of directors and shall state the terms for a recapitalization of the Borrower and its Subsidiaries (including repayment of all Obligations and Senior Note Obligations) on a schedule that would provide for such recapitalization to occur on or before the Stated Termination Date. At any time or times requested by the Agent, the Borrower shall cause its officers to meet with the Agent and the Lenders to discuss the terms of such proposal and the status of the Borrower's recapitalization efforts."

     3. Guarantors. Each of the Guarantors has joined into the execution of this Agreement for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations as amended by the terms of this Agreement.

     4.  Borrower's   Representations   and  Warranties.   The  Borrower  hereby
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VIII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

          (c) Except as has been disclosed to the Agent and the Lenders in writing, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after giving effect to the transaction contemplated by this Agreement;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a) of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and


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          (e) No Default or Event of Default has occurred and is continuing.

     5. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

     6. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     9. Amendment Fees. Concurrently with the closing of this Agreement, the Borrower will pay to the Agent (for the benefit of each Lender) an amendment fee (each, an "Amendment Fee") in an amount equal to (a) 0.25 percent (0.25%) multiplied by (b) the Revolving Credit Commitment of such Lender as of the date of such closing. Such Amendment Fees shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement, any other Loan Document or any other agreement.


     10. Conditions. The effectiveness of this Agreement shall be subject to fulfillment of the following conditions:

          (a) The Agent shall have received on or before the date hereof, in each case in form and substance satisfactory to the Agent, the following:

               (i) a fully-executed original of this Agreement;

               (ii) the acknowledgment of General Electric Capital Corporation under the Receivables Purchase Agreement;

               (iii) a fully-executed amendment to the Senior Note Agreement, in full force and effect, extending to May 30, 2003 the prepayment of Senior Note Obligations that had previously been scheduled for January 15, 2003 pursuant to Section 4A of the Senior Note Agreement;

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               (iv) payment by the Borrower to the Agent of all fees required to be paid hereunder or otherwise due and payable to the Agent or the Lenders at or prior to the effective date hereof, including without limitation all the fees and expenses of special counsel to the Agent to the extent invoiced prior to or on the closing date, plus such additional amounts as shall constitute its reasonable estimate of fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent);

               (v) the opinion of in-house counsel to the Borrower and the Guarantors containing such opinions and in form and substance as shall be reasonably acceptable to the Agent and its special counsel; and

               (vi) any additional agreements, instruments or documents which it may reasonably request in connection herewith; and

          (b) The correctness in all respects on the date hereof of the representations and warranties of the Borrower contained herein.

     11. Release. Each of the Borrower and each Guarantor acknowledges that it has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay the full indebtedness outstanding under the terms of the Credit Agreement, this Agreement, the Notes, the Facility Guaranty, and the other Loan Documents. In consideration for the execution of this Agreement, each of the Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, their respective affiliates, predecessors, successors and assignees, and all of the respective officers, directors, employees and agents of the Agent, the Lenders and such affiliates, predecessors, successors and assignees (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, from the beginning of the world to the date hereof, known or unknown, now existing, which might be asserted against the Agent, any Lender or any other Released Party. This release applies to all matters arising out of or relating to the Loan Documents, the indebtedness due under the Notes, the Credit Agreement, this Agreement or any other Loan Document, and the lending, deposit, borrowing and other banking relationships between the Borrower or any Guarantor and the Agent, any Lender or any other Released Party, including the administration, collateralization and funding thereof.



                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              BORROWER:

                              CONE MILLS CORPORATION


                              By: /s/ W. Scott Wenhold
                              Name: W. Scott Wenhold
                              Title: Treasurer


                              GUARANTORS:

                              CIPCO S.C., INC.


                              By: /s/ Cheryl G. Hollis
                              Name: Cheryl G. Hollis
                              Title: Assistant Secretary


                              CONE FOREIGN TRADING LLC


                              By: /s/ Neil W. Koonce
                              Name: Neil W. Koonce
                              Title: Vice President



                              AGENT:

                              BANK OF AMERICA, N.A. as Agent for the Lenders

                              By: /s/ David Price
                              Name: David Price
                              Title: Vice President


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                              LENDERS:

                              BANK OF AMERICA, N.A.


                              By: /s/ John F. Register
                              Name:    John F. Register
                              Title: Principal



                              WLR RECOVERY FUND II, LP


                              By: /s/ Pamela K. Wilson
                              Name: Pamela K. Wilson
                              Title: Sr. Vice President



                              SUNTRUST BANK


                              By: /s/ Samuel M. Ballesteros
                              Name: Samuel M. Ballesteros
                              Title: Director



                              JPMorgan Chase Bank formerly know as
                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By: /s/ Roger A. Odell
                              Name: Roger A. Odell
                              Title: Managing Director